Exhibit (j) under Form N-1A
                                             Exhibit (23) under Item 601/Reg.S-K

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 33-69268 on Form N-1A of Federated Insurance Series (comprised of the following funds: Federated American Leaders Fund II, Federated Capital Appreciation Fund II, Federated Equity Income Fund II, Federated Fund for U.S. Government Securities II, Federated Growth Strategies Fund II, Federated High Income Bond Fund II, Federated International Equity Fund II, Federated International Small Company Fund II, Federated Kaufmann Fund II, Federated Prime Money Fund II, Federated Quality Bond Fund II, Federated Total Return Bond Fund II, and Federated Utility Fund II) of our reports dated February 3, 2003 for the year ended December 31, 2002, and to the reference to us under the heading "Financial Highlights" in each Prospectus, which are a part of such Registration Statement.



Deloitte & Touche LLP
Boston, Massachusetts
April 28, 2003